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EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into FASTNET Corporation's previously filed Form S-8 Registration Statement Nos. 333-43088, 333-65088 and 333-65098.




/s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
April 1, 2002